                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 2, 2003
                                                --------------------------------

                                    NN, Inc.
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             (Exact name of registrant as specified in its charter)

 DELAWARE                           0-23486                     62-1096725
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(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee                       37604
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code    (423) 743-9151
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                                 Not applicable
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

          On February 11, 2003, the Securities and Exchange Commission (the
"Commission") declared effective the Registration Statement on Form S-3 of NN,
Inc. (the "Company") (Registration No. 333-100119) relating to (i) the proposed public offering of up to an aggregate of $36,000,000 of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be offered and sold by the Company, and (ii) the proposed resale by certain beneficial owners of up to an aggregate of 4,033,749 shares of Common Stock.

         The Company has filed with the Commission a prospectus, consisting of a prospectus supplement dated May 2, 2003, together with a base prospectus dated February 11, 2003, which relates to the Company's sale of 700,000 shares of its Common Stock. The shares will be sold directly to a single investor, AB
SKF, for $8.84 per share. The Company expects to receive approximately $6.2 million in net proceeds from the offering.

         In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the prospectus.

Item 7.  Financial Statements and Exhibits.

         (c) EXHIBITS. The following exhibits are filed herewith:

         5.1 Opinion of Blackwell Sanders Peper Martin LLP regarding legality.

         23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  May 2, 2003

                                     NN, INC.

                                     By: /s/ William C. Kelly, Jr.,
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                                        William C. Kelly, Jr.,
                                        Treasurer, Secretary and Chief
                                        Administrative Officer